Exhibit 4.2

CENTURY COMMUNITIES, INC.,

as Issuer

THE GUARANTORS named herein,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of May 5, 2014

6.875% Senior Notes Due 2022

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02;
11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

ii

Rule 144A/Regulation S Appendix

Exhibit A – Form of Initial Security

Exhibit B – Form of Exchange Security or Private Exchange Security

Exhibit C – Form of Certificate of Transfer

Exhibit D – Form of Certificate of Exchange

Exhibit E – Form of Notation of Guarantee

Exhibit F – Form of Supplemental Indenture

iii

INDENTURE dated as of May 5, 2014, among CENTURY COMMUNITIES, INC., a Delaware corporation, the Guarantors (as hereinafter defined) that from time to time become parties to this Indenture and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities, Exchange Securities, Private Exchange Securities and any Additional Securities:

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Indebtedness” means with respect to any Person, (1) Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) Indebtedness assumed in connection with the acquisition of an asset or assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means any property or assets (other than Indebtedness and Equity Interests) to be used by the Issuer or any of the Restricted Subsidiaries in a Permitted Business.

“Additional Interest” means any interest due and payable in accordance with Paragraph 1 of the Securities, as a result of a Registration Default (as defined in the Registration Rights Agreement).

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03 hereof, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to the Registration Rights Agreement.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Sections 4.06 and 4.07 hereof, Affiliates shall be deemed to include, with respect to any Person, any other Person which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person. For purposes of this definition, “control” of a Person shall mean possession of the power, directly or indirectly, to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on May 15, 2017 (such redemption price being described in paragraph 5 of the Securities and Section 3.07, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security to, but excluding May 15, 2017 (but excluding accrued and unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 0.50%, over (B) the principal amount of such Security on such redemption date.

“Asset Acquisition” means (1) an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Issuer or any Restricted Subsidiary or (2) the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business), assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger, consolidation or similar transaction) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Issuer or any of its Subsidiaries. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

(3) the making of Permitted Investments and Restricted Payments permitted under Section 4.04 (and transfers expressly excluded from the definition of Restricted Payments by the definition thereof);

(4) the creation or realization of any Permitted Lien;

(5) any transaction in the ordinary course of business, including without limitation dedications and other donations to governmental authorities pursuant to or in connection with a development agreement, sales (directly or indirectly), leases, Sale and Leaseback Transactions and other dispositions of (A) homes, improved land and unimproved land, whether in single or multiple lots, (B) real estate (including related amenities and improvements), whether in single or multiple lots and (C) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;

(6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business;

(7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million;

(8) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(9) any swap or exchange of assets, or lease, assignment or sublease of any real or personal property, in exchange for property or services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the senior management of the Issuer, in each case, in the ordinary course of business;

(10) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(11) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice;

(12) the disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Issuer and/or any Restricted Subsidiaries; and

(13) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any lease included in any such Sale and Leaseback Transaction provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the managing member or members or any controlling committee of managing members thereof or board of directors of such Person, as the case may be, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Borrowing Base Facility” means one or more revolving debt facilities, in each case, with banks or other institutional lenders or other credit providers that provide for committed advances calculated by reference to the value of assets of the Issuer and its Restricted Subsidiaries, whether or not pledged as collateral to secure borrowings thereunder.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or in the place of payment are authorized or required by law to close.

“Capitalized Lease” means an obligation required to be capitalized and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP at the time any determination thereof is to be made and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means (1) marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; (2) demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250 million and the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments; (3) commercial paper maturing no more than 365 days from the date of creation thereof issued by a corporation organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s; (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) of this definition entered into with any commercial bank meeting the specifications of clause (2) of this definition; and (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) of this definition

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (as defined above) of more than 50% of the total voting power of the Voting Stock of the Issuer; provided that the acquisition of “beneficial ownership” (as defined above) of 100% of the Voting Stock of the Issuer by any direct or indirect holding company shall not constitute a Change of Control under this clause (1) if immediately after such acquisition, no “person” or “group” of related persons (as such terms are defined above) (other than any Permitted Holder) is or becomes the “beneficial owner” (as defined above) of more than 50% of the total voting power of the Voting Stock of such holding company;

(2) the members or stockholders, as applicable, of the Issuer adopt a plan or proposal for liquidation or dissolution of the Issuer; or

(3) the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of a merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries (determined on a consolidated basis) taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Wholly-Owned Restricted Subsidiary or a Permitted Holder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income, plus

(2) in each case only to the extent deducted in determining Consolidated Net Income,

(a) Consolidated Income Tax Expense to the extent actually paid with respect to such period,

(b) Consolidated Amortization Expense,

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Incurred, and

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge to the extent it represents or results in an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period other than accruals of revenue in the ordinary course of business.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not a Restricted Subsidiary and with respect to which the Issuer and all Restricted Subsidiaries have been validly and unconditionally released by such Person (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock (other than the incurrence or repayment of Indebtedness pursuant to any revolving credit arrangement unless such Indebtedness has been permanently repaid and the related commitments terminated and not replaced) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2) any Asset Sale or disposition or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any directly attributable pro forma expense and cost reductions calculated on a basis consistent with GAAP; provided however that any such pro forma expense and cost reductions shall be determined in good faith by a senior financial officer of the Issuer) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or disposition or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; and

(3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP shall be excluded but only to the extent that the obligations giving rise to the Consolidated Interest Expense will not be obligations of the Issuer or any of the Restricted Subsidiaries following the Transaction Date.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Issuer, or the Issuer or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

If since the beginning of the Four-Quarter Period and on or prior to the Transaction Date, any Person (A) shall have become a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary and (B) shall have incurred any Indebtedness or discharged any Indebtedness or made any asset sale or disposition or any Asset Acquisition that would have required an adjustment pursuant to clause (1) or (2) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding the immediately preceding clauses (1) and (2), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication:

(1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a Capitalized Lease;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the net costs associated with interest rate Hedging Obligations (including amortization of fees);

(4) amortization of debt issuance costs, debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) or premium and other financing fees and expenses; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(5) the interest portion of any deferred payment obligations that constitute Indebtedness;

(6) all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(7) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Issuer or a Restricted Subsidiary or paid in Qualified Equity Interests), and;

(8) all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Issuer, or the Issuer or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Issuer or any Restricted Subsidiary or secured by a Lien on assets of the Issuer or one of the Restricted Subsidiaries, in each case to the extent paid by the Issuer or a Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations).

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from calculations of such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer or any of the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of the Restricted Subsidiaries during such period or such loss has been funded with cash or assets of the Issuer or any Restricted Subsidiary;

(2) for the purposes of calculating the Restricted Payments Basket only, the net income of any Non-Guarantor Subsidiary of such Person during such period to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Non-Guarantor Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(3) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(4) for the purposes of calculating the Restricted Payments Basket only, except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness or early termination of Hedging Obligations or other derivative instruments, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period;

(7) the cumulative effect of a change in accounting principles;

(8) any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments;

(9) any non-cash impairment charge or asset write-off (other than with respect to inventory), in each case pursuant to GAAP; and

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees.

Any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.04(a)(3)(D) or decreased the amount of Investments outstanding pursuant to clause (18) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Issuer and the Restricted Subsidiaries less Intangible Assets of the Issuer and the Restricted Subsidiaries, in each case as shown on the consolidated balance sheet of the Issuer for the then most recently ended fiscal quarter for which internal financial statements are available.

“Consolidated Tangible Net Worth” means, as of any date, the stockholders’ or members’ equity of the Issuer and the Restricted Subsidiaries less Intangible Assets of the Issuer and the Restricted Subsidiaries, in each case as shown on the consolidated balance sheet of the Issuer for the then most recently ended fiscal quarter for which internal financial statements are available.

“Corporate Trust Office” means the office at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Proposed Credit Facility), commercial paper facilities or debt securities or other forms of debt financing, in each case, with banks, institutional investors or other lenders or credit providers or a trustee providing for the revolving credit loans, term loans, project loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, indentures, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder (provided that such additional Indebtedness is incurred in accordance with Section 4.03, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of the Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, (i) required to be redeemed by such Person, whether or not at the option of the holder thereof, (ii) convertible into or exchangeable for Indebtedness or Disqualified Equity Interests (excluding Equity Interests which are convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an incurrence of such Indebtedness or Disqualified Stock)); or (iii) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case, on or prior to the date which is the earlier of 91 days after the final maturity date of the Securities or the date the Securities are no longer outstanding; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would constitute Disqualified Equity Interests solely because of provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a Change of Control or Asset Sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Equity Interests if the terms of such Equity Interests (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Issuer or the Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Equity Interests (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Issuer with Sections 4.06 or 4.09 and such repurchase or redemption complies with Section 4.04.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding any debt securities convertible or exchangeable into such equity.

“Equity Offering” means a public or private equity offering or sale after the Issue Date of Qualified Equity Interests by the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as is determined in good faith by an officer of the Issuer; provided that such determination of Fair Market Value shall be made in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee, if such Fair Market Value would exceed $25.0 million.

“Final Offering Memorandum” means the final offering memorandum, dated April 30, 2014, for the sale of the Securities by the Issuer.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. Unless otherwise specified, all ratios and computations, contained in this Indenture will be computed in conformity with GAAP, except that in the event the Issuer is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“GP Indebtedness” means as of any date the amount of the liability of Issuer or any of its Restricted Subsidiaries in its capacity as a general partner for the Indebtedness of a partnership or Joint Venture after subtracting the Fair Market Value as of such date of the assets of such partnership or Joint Venture that secure such Indebtedness.

“Guarantee” or “guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Person that executes a Security Guarantee in accordance with this Indenture, and their respective successors and assigns, in each case, until such Person is released from its Security Guarantee in accordance with this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in or manage exposure to interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in or manage exposure to foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in or manage exposure to commodity prices, in each case entered into for bona fide hedging purposes and not for the purpose of speculation.

“Holder” or “Securityholder” means any registered holder, from time to time, of the Securities.

“Housing Unit” means a detached or attached home (including a townhouse or condominium) owned by the Issuer or a Subsidiary of the Issuer (i) which is completed or for which there has been a start of construction and (ii) which has been or is being constructed on any real estate which immediately prior to the start of construction constituted a Lot.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary whose total assets at the last day of the most recently ended fiscal quarter ending prior to such date for which internal financial statements are available were less than $10.0 million, determined in accordance with GAAP.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Issuer or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, letters of guarantee, bankers’ acceptances or other similar instruments (or reimbursement obligations with respect thereto);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services due more than 365 days after such property is acquired or such services are completed, except (a) trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and (b) any earn-out or similar obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5) the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests or, with respect to any Restricted Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends),

(6) all Capitalized Lease Obligations of such Person,

(7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person,

(8) all Indebtedness of other Persons guaranteed by such Person to the extent of such guarantee (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP); provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or its Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness; and

(10) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net termination values of such agreements or arrangements giving rise to such obligations that would be payable by such Person at such time).

Notwithstanding the foregoing the following shall not be considered Indebtedness : (a) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business, (b) completion guarantees entered into in the ordinary course of business, (c) obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure, and (d) Indebtedness that has been discharged or defeased in accordance with its governing documents.

Except as provided in this paragraph, the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7) of this definition, the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of other Persons on the date that the Lien attaches and (b) the amount of the Indebtedness secured. The outstanding balance at any date of all unconditional obligations of an instrument having a principal amount shall be the outstanding principal amount thereof. The amount outstanding as of any date of any Indebtedness issued with original issue discount shall be the accreted value thereof. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Equity Interests of the Issuer outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options). For purposes of clause (5) of this definition, the “maximum mandatory redemption or repurchase price” of any Disqualified Equity Interests or preferred stock that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interest or preferred stock as if such Disqualified Equity Interests or preferred stock were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indebtedness to Tangible Net Worth Ratio” means, with respect to any determination date, the ratio of (i) total consolidated Indebtedness of the Issuer and the Restricted Subsidiaries to (ii) the Consolidated Tangible Net Worth of the Issuer, in each case, as of the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Indebtedness to Tangible Net Worth Ratio. The Indebtedness to Tangible Net Worth Ratio shall be calculated on a pro forma basis consistent with the pro forma adjustments set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Independent Financial Advisor” means an accounting appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates; provided, however, that the prior rendering of service to the Issuer or an Affiliate of the Issuer shall not, by itself, disqualify the advisor.

“Intangible Assets” means, with respect to any Person, all goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investments” of any Person means, without duplication:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) of this definition shall be the Designation Amount determined in accordance with Section 4.10. Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means the date on which the Securities are originally issued under this Indenture.

“Issuer” means Century Communities, Inc., a Delaware corporation, and its successors.

“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Wholly Owned Subsidiary or an Unrestricted Subsidiary of the Issuer) in which the Issuer or any Restricted Subsidiaries owns, directly or indirectly, at least 10% of the Equity Interests.

“Legal Holiday” means any date that is not a Business Day.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, lease, easement, restriction, covenant, charge, security interest, priority or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Lots” means all land owned by the Issuer or a Subsidiary of the Issuer which is zoned by the applicable governmental authority having jurisdiction for construction and use as Housing Units.

“Model Home Unit” means a completed Housing Unit to be used as a model home in connection with the sale of Housing Units in a residential housing project.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form), net of

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon in accordance with the terms thereof;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired, developed or improved with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition, development or improvement of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (c) similar customary “bad-boy” guarantees.

“Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer (including, for the avoidance of doubt, any Co-Chief Executive Officer), the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“PAPA” means an arrangement between the Issuer or any Restricted Subsidiary and any other Person (other than an Affiliate of the Issuer) entered into in connection with the acquisition of real estate by the Issuer or a Restricted Subsidiary from such Person, that provides for one or more future payments to such Person or any of its Affiliates, the amount of which is calculated by reference to the sales price of such real estate upon a disposition by the Issuer or a Restricted Subsidiary of such real estate (or parts thereof).

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks equally in right of payment with the Securities or the Security Guarantee of such Guarantor, as applicable (without giving effect to collateral arrangements).

“Permitted Business” means (i) any business engaged in by the Issuer or any of the Restricted Subsidiaries on the Issue Date, (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, or necessary to, the business described in clauses (i) or (iii) of this definition and (iii) any business in the homebuilding, real estate development, commercial real estate development or management, brokerage and the sale, rental or management of homes and other real estate, mortgage lending or servicing, title or title-related services, homeowners’ insurance or community planning industries, or (iv) any other business which is not otherwise material to the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

“Permitted Holders” means (i) Messrs. Dale Francescon and Robert J. Francescon; (ii) any spouse, civil partner or relative (or the spouse or civil partner of such relative) of either Person specified in clause (i) of this definition; (iii) any Person directly or indirectly controlled by, or any trust for the benefit of, any Person specified in clauses (i) and (ii) of this definition; (iv) the estate, executors, administrators or similar Persons for any Person specified in clauses (i), (ii) or (iii) of this definition; (v) any Person or any of the Persons who were a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) whose ownership of assets or Voting Stock has triggered a Change of Control in respect of which a Change of Control Offer has been made and all Securities that were tendered therein have been accepted and paid; and (vi) any corporation, limited liability company or other entity more than 50% of the voting and economic rights of the equity interests of which are held, directly or indirectly, by any one or more of the foregoing Persons.

“Permitted Investment” means:

(1) Investments by the Issuer or any Restricted Subsidiary in any Restricted Subsidiary;

(2) Investments by the Issuer or any of the Restricted Subsidiaries in a Person that is engaged in a business permitted under Section 4.08 if as a result of or immediately following such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held or committed to by such Person at the time of such acquisition, merger, consolidation or transfer; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer; and any extension, modification or renewal of any such Investment, but only to the extent such extension, modification or renewal does not involve additional advances, contributions or other Investments of cash or other assets, or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the date such Person was acquired);

(3) Investments in the Issuer by any Restricted Subsidiary;

(4) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries in the ordinary course of business not in excess of $2.0 million with respect to all loans or advances outstanding at any time (without giving effect to the forgiveness of any such loan)

(5) Hedging Obligations incurred pursuant to Section 4.03(b)(4);

(6) cash or Cash Equivalents;

(7) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(8) Investments received (i) in compromise, settlement or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement, including foreclosure, perfection or enforcement of any Lien, upon the bankruptcy or insolvency of such trade creditors or customers, (ii) in compromise, settlement or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates or (iii) as a result of a foreclosure by the Issuer or any Restricted Subsidiary of any Lien;

(9) Investments made by the Issuer or any Restricted Subsidiary as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 4.06;

(10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation performance and other similar deposits in the ordinary course of business;

(11) Investments in existence or committed to on the Issue Date and any extension, modification or renewal of such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof to which the Issuer or any Subsidiary was not bound on the Issue Date (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(12) Guarantees issued in accordance with Section 4.03;

(13) obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(14) guarantee obligations, including completion guarantee or indemnification obligations (other than for the payment of borrowed money), entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, lender, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, construction, subdivision, entitlement and development of real property;

(15) Investments in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements in the ordinary course of business;

(16) extensions of trade credit, asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(17) Investments by the Issuer or any Restricted Subsidiary in Joint Ventures and Unrestricted Subsidiaries engaged in a Permitted Business at any one time outstanding not to exceed the greater of (a) $30.0 million and (b) 7.25% of Consolidated Tangible Assets determined at the time of such Investment (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(18) other Investments in an aggregate amount at any one time outstanding not to exceed the greater of $15.0 million and 3.5% of Consolidated Tangible Assets determined at the time of such Investment (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(19) lease, utility, marketing and business development and other similar deposits made in the ordinary course of business; and

(20) any Investment (other than any Investment made in accordance with clause (2) of this definition) to the extent made in exchange for the issuance of Qualified Equity Interests of the Issuer.

The amount of Investments outstanding at any time pursuant to clauses (17) and (18) of this definition shall be deemed to be reduced: (a) upon the disposition or repayment of or return on any Investment made pursuant to clauses (17) and (18) of this definition, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes and (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clauses (17) or (18) of this definition.

“Permitted Liens” means the following types of Liens:

(1) Liens securing Permitted Indebtedness incurred pursuant to and outstanding under Section 4.03(b)(1) not to exceed $75.0 million in aggregate principal amount at any time outstanding; provided that, so long as the Indebtedness to Tangible Net Worth Ratio would be no more than 0.5 to 1.00 on a pro forma basis immediately after the incurrence thereof, an aggregate principal amount of such Permitted Indebtedness may be secured under this clause (1) not to exceed $150.0 million in aggregate principal amount at any time outstanding;

(2) (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, construction contractors, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits and pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, public or statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (including those to secure health, safety and environmental obligations) (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods; provided, however, that such bankers’ acceptances do not constitute Indebtedness;

(5) Liens securing reimbursement obligations with respect to commercial letters of credit issued pursuant to the request of and for the due account of such Person in the ordinary course of its business which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(6) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(7) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that (a) such account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer or such Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, (b) such account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution and (c) in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(8) leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(9) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases entered into by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

(10) Liens securing all of the Securities and Liens securing any Security Guarantee with respect to all of the Securities;

(11) Liens in favor of the Trustee under and as permitted by this Indenture and similar Liens in favor of other trustees, agents and representatives;

(12) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date (other than Liens permitted under clause (1)), plus renewals and extensions of such Liens secured by the same or similar property (without increase in the amount, or change in any direct or contingent obligor, of the Indebtedness or other obligations secured thereby);

(13) Liens in favor of the Issuer or any Restricted Subsidiary;

(14) Liens securing Non-Recourse Indebtedness of the Issuer, any Restricted Subsidiary permitted to be incurred under this Indenture; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 270 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;

(15) Liens securing Purchase Money Indebtedness and Refinancing Indebtedness in respect thereof permitted to be incurred by Section 4.03(b)(7), provided that such Liens apply only to (a) the asset acquired, installed, designed, constructed or improved with the proceeds of such Purchase Money Indebtedness and, except with respect to Refinancing Indebtedness, within 270 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;

(16) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directly Related Assets); and provided, further that such Liens were not incurred in connection with or in contemplation or anticipation of the acquisition of such Person by the Issuer or any Restricted Subsidiaries;

(17) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided, that such Liens may not extend to any other assets owned by the Issuer or any Restricted Subsidiary;

(18) Liens to secure Attributable Indebtedness permitted to be incurred under this Indenture; provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;

(19) Liens deemed to exist by reason of (i) any encumbrance or restriction (including put and call arrangements) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or (ii) any encumbrance or restriction imposed under any contract for the sale by the Issuer or any Subsidiary of the Issuer of the Equity Interests of any Subsidiary of the Issuer, or any business unit or division of the Issuer or any Restricted Subsidiary permitted by this Indenture; provided that in each case such Liens shall extend only to the relevant Equity Interests;

(20) Liens to secure Indebtedness which is incurred in compliance with Section 4.03 and that refinances, refunds, replaces, amends, extends or modifies, as a whole or in part, any Indebtedness that was previously so secured pursuant to clauses (10), (12), (16), (17), (18) and (20) of this definition; provided that in each case (i) such Liens do not extend to any additional assets than those that secured the Indebtedness being refinanced, refunded, replaced, amended, extended, or modified (other than Directly Related Assets) and (ii) the Indebtedness secured by the new Lien is not increased to an amount greater than the sum of (x) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness being refinanced, refunded, replaced, amended, extended or modified, plus accrued and unpaid interest thereon and (y) the amount of any premium paid (including tender premiums), and the amount or expenses incurred by the Issuer or a Restricted Subsidiary in connection with such refunding, refinancing, replacement, amendment, extension or modification;

(21) attachment or judgment Liens not giving rise to a Default and which are adequately bonded and being contested in good faith by appropriate proceedings;

(22) survey exceptions, easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;

(23) zoning restrictions, easements, licenses, reservations, encroachments, protrusion permits, servitudes, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities in title thereto (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances recorded against the fee estate, with or without consent of the lessee), which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

(24) Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary;

(25) Liens for homeowner, condominium and similar association fees and assessments and other payments;

(26) Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

(27) pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any option agreements or purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(28) Liens securing Hedging Obligations and Cash Management Obligations;

(29) Liens on Model Home Units and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom;

(30) rights of purchasers and borrowers with respect to security deposits, escrow funds and other amounts held by the Issuer or any Restricted Subsidiary;

(31) any interest or title of a lessor under a Capitalized Lease Obligation or an operating lease;

(32) Liens securing Indebtedness; provided that the principal amount of such Indebtedness secured pursuant to this clause (32) together with all other Indebtedness then outstanding and incurred under this clause (32) does not exceed the greater of $15.0 million and 3.0% of Consolidated Tangible Assets at the time of incurrence;

(33) Liens securing Indebtedness of the Issuer or any Restricted Subsidiary in respect of Indebtedness of Joint Venture permitted to be incurred under this Indenture; provided that, with respect to such Indebtedness, such Liens do not extend to assets of the Issuer or any Restricted Subsidiaries other than (x) assets of the Joint Venture or (y) the Equity Interests held by the Issuer or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;

(34) Liens securing obligations of the Issuer or any Restricted Subsidiary to any third party in connection with PAPAs, provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) acquired in connection with such PAPA and the proceeds and products thereof; and

(35) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person

“principal” means, with respect to the Securities, the principal of, and premium, if any, on the Securities.

“Proposed Credit Facility” means the contemplated unsecured revolving Credit Agreement by and between the Issuer and one or more lenders, as the same is entered into and as it may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder; provided that such additional Indebtedness is incurred in accordance with Section 4.03).

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, design, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, design, construction or improvement.

“Qualified Equity Interests” means Equity Interests of such Person other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of any Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person and not repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan) and not repaid. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to refund, replace, repurchase, renew, extend, redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or incurred in compliance with this Indenture (the “Refinanced Indebtedness”) in a principal amount (or if issued with original issue discount, an issue price) not in excess of the principal amount of the Refinanced Indebtedness (plus, in each case, the amount of any premium paid (including tender premiums), accrued and unpaid interest and the amount of expenses incurred by the Issuer or any Restricted Subsidiary in connection with such repayment or amendment); provided that:

(1) if the Refinanced Indebtedness was subordinated in right of payment to the Securities or the Security Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment to the Securities or the Security Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness and if the Refinanced Indebtedness was pari passu with the Securities or the Security Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is expressly subordinated in right of payment to, the Securities or the Security Guarantees, as the case may be;

(2) the Refinancing Indebtedness has a Stated Maturity that is not earlier than the earlier of (a) the Stated Maturity of the Refinanced Indebtedness being repaid or amended or (b) the date that is 91 days after the Stated Maturity of the Securities;

(3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Stated Maturity of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the Stated Maturity of the Securities; and

(4) Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Issuer or a Guarantor.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Issuer and the other parties named on the signature pages thereof, relating to the Securities, as the same may be amended, supplemented or modified from time to time.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption, purchase, retirement, defeasance or other acquisition for value of any Equity Interests of the Issuer, including any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any payment on or with respect to, or purchase, repurchase, defeasance, redemption or other acquisition or retirement for value of, any Subordinated Indebtedness of the Issuer or any Guarantor (excluding any intercompany Indebtedness between or among the Issuer and any Guarantor), except (i) a payment of interest or principal at or after the stated date for payment thereof or (ii) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at the stated date for payment thereof, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the Securities Exchange Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Guarantee” means, individually, any guarantee of payment of the Securities and the Issuer’s other obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such Guarantees.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Securities or the Security Guarantees, respectively, by written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the sole managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2017; provided, however, that if the period from the redemption date to May 15, 2017 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to May 15, 2017 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.10 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof normally and without regard to any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.06(b)
“Affiliate Transaction”	4.07(a)
“Asset Sale Offer”	4.06(c)
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.09(b)
“Change of Control Purchase Price”	4.09(a)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Designation”	4.10(a)
“Designation Amount”	4.10(a)
“Event of Default”	6.01
“Excess Proceeds”	4.06(c)
“Guaranteed Obligations”	10.01
“legal defeasance option”	8.01(b)
“Paying Agent”	2.03
“Permitted Indebtedness”	4.03(b)
“Redesignation”	4.10(c)
“Registrar”	2.03
“Restricted Payments Basket”	4.04(a)(3)
“Successor”	5.01(a)(1)
“Triggering Lien”	4.11

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Security Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and the Security Guarantees means the Issuer and each Guarantor, respectively, and any other obligor on the Securities and the Security Guarantees, respectively.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness or with different collateral, secured to a lesser extent or secured with lower priority, by virtue of structural subordination, by virtue of maturity date, order of payment or order of application of funds, or by virtue of not being guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8) the principal amount of any preferred stock shall be (A) the maximum liquidation value of such preferred stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock whichever is greater; and

(9) all references to the date the Securities were originally issued shall refer to the Issue Date.

Article 2

THE SECURITIES

SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibits A and B are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. One Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Issuer shall issue and the Trustee shall authenticate and deliver $200,000,000 of 6.875% Senior Notes Due 2022 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified by the Issuer in such order, in each case upon a written order of the Issuer signed by an Officer of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with this Indenture, including Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any Wholly Owned Restricted Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Trustee and the Holders. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any Event of Default specified in Section 6.01(7) or (8), the Trustee shall serve as the Paying Agent for the Securities.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements therefor are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer to protect the Issuer and in the judgment of the Trustee to protect, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Issuer.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those replaced pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the New York Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Such temporary Securities may be Global Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Trustee, the Exchange Act and any other applicable law or regulation) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Issuer upon the Issuer’s written request. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee promptly in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Issuer shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture in an unlimited principal amount, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the issue date, the issue price, the first interest payment date and the first date from which interest will accrue. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Issuer shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Issuer is relying on to issue such Additional Securities;

(2) the issue price, the issue date, the first interest payment date, the first date from which interest will accrue and the CUSIP number of such Additional Securities; provided, however, that a separate CUSIP number will be issued for any Additional Securities unless the Securities and the Additional Securities are fungible for U.S. federal income tax purposes, subject to the procedures of the Depository; and

(3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit B to the Appendix.

Article 3

REDEMPTION

SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to Section 3.07 and paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Section at least 30 days but not more than 60 days before the redemption date. Any such notice may be canceled at any time prior to a notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, as so notified by the Issuer; or if the Securities are not then listed on a national security exchange, on a pro rata basis (or in the case of Global Securities, based on the procedures of the Depository that most nearly approximates a pro rata selection), by lot or by such method as the Trustee shall deem fair and appropriate, subject to such rounding as may be determined by the Trustee to ensure that the Securities are redeemed in multiples of $1,000 in principal amount and that no unredeemed portion of a Security redeemed in part is less than $2,000 in principal amount. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder’s registered address, or in the case of Global Securities, deliver electronically in accordance with the procedures of the Depository, to each Holder of Securities to be redeemed, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(9) if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be extended or delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so extended or delayed.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with an Officers’ Certificate containing the information required by this Section 3.03 at least five (5) Business Days prior to the date on which the Issuer instructs the Trustee to send the notice (unless the Trustee consents to a shorter period).

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice; provided, however, that any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction, including without limitation a financing or a Change of Control. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed. The Paying Agent will promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of and accrued interest on all Securities to be redeemed.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Optional Redemption.

(a) Except as set forth below, the Issuer shall not be entitled to redeem the Securities.

(b) On and after May 15, 2017, the Issuer shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2017	105.156%
2018	103.438%
2019	101.719%
2020 and thereafter	100.000%

(c) In addition, at any time prior to May 15, 2017, the Issuer shall be entitled at its option on one or more occasions to redeem Securities upon not less than 30 or more than 60 days’ notice, in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities issued prior to the redemption date at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount not to exceed the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities remains outstanding immediately after the occurrence of each such redemption (with Securities held, directly or indirectly, by the Issuer or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) the redemption has occurs prior to 90 days after the date of the close of the related Equity Offering.

(d) Prior to May 15, 2017, the Issuer shall be entitled at its option, on one or more occasions, to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). With respect to any such redemption, the Issuer shall notify the Trustee of the Applicable Premium with respect to the Securities to be redeemed promptly after the calculation thereof and the Trustee will not be responsible for such calculation.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 3.09. Offer to Purchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.06 hereof the Issuer is required to commence an Asset Sale Offer, it will follow the procedures specified in this Section 3.09.

(b) The Asset Sale Offer shall be made to all Holders. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Securities and, if applicable, such Pari Passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Securities and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Securities so purchased will be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no further interest will be payable on such interest payment date to Holders who tender Securities pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Issuer will send, by first-class mail, postage prepaid, or electronically in the case of Global Securities in accordance with the procedures of the Depository, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(i) the CUSIP number;

(ii) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.06 hereof and the length of time the Asset Sale Offer will remain open;

(iii) the Offer Amount, the purchase price and the Purchase Date;

(iv) that any Security not tendered or accepted for payment will continue to accrue interest;

(v) that, unless the Issuer defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(vi) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(vii) that Holders electing to have Securities purchased pursuant to any Asset Sale Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(viii) that Holders will be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, an electronic mail, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(ix) that, if the aggregate principal amount of Securities and other Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Securities and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof, will remain outstanding after purchase); and

(x) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

(e) On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and will deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Security, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

(f) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Article 4

COVENANTS

SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest, including any Additional Interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if prior to such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

In the event that the Issuer is required to pay Additional Interest, the Issuer shall provide to the Trustee and Paying Agent written notice of such requirement at least ten (10) Business Days prior to the applicable interest payment date, which notice shall include the amount of Additional Interest to be paid on any such interest payment date. Neither the Trustee nor Paying Agent shall have any obligation to calculate or verify the Issuer’s calculations of Additional Interest.

SECTION 4.02. Reports to Holders. (a) Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act, for so long as the Securities are outstanding, the Issuer shall furnish to Holders of Securities, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC): (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, an audit report on the annual financial statements by the Issuer’s certified independent accountants, and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

(b) In addition, whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act, for so long as the Securities are outstanding, the Issuer shall, to the extent permitted by the SEC, file a copy of all of the information and reports referred to in Section 4.02(a)(1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC) and make the information available to securities analysts and prospective investors upon request.

(c) At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets as of the last date of the fiscal quarter for which financial statements are required to be delivered pursuant to Section 4.02(a)(1), the quarterly and annual financial information required by this Section 4.02 shall include a reasonably detailed presentation, either on the face of the financial statements or in the notes thereto of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(d) In addition, to the extent not satisfied by the foregoing, the Issuer and the Guarantors have agreed that, for so long as any Securities remain outstanding, the Issuer shall furnish to the Holders of the Securities and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) In addition, the Issuer will:

(1) hold a quarterly conference call to discuss the information contained in the reports not later than ten Business Days from the time the Issuer furnishes the reports to the Holders; and

(2) no fewer than three Business Days prior to the date of the conference call required to be held in accordance with Section 4.02(e)(1), issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the Holders or beneficial owners of, and prospective investors in the Securities and securities analysts and market makers to contact an individual at the Issuer (for whom contact information shall be provided in such press release) to obtain the reports and information on how to access such conference call.

(f) Any information filed with, or furnished to, the SEC within the time periods specified in this Section 4.02 shall be deemed to have been furnished to the Holders of Securities and prospective investors as required by this Section 4.02, and to the extent such filings comply with the rules and regulations of the SEC regarding such filings, they will be deemed to comply with the requirements of this Section 4.02.

(g) When any Default or Event of Default has occurred and is continuing under this Indenture, the Issuer shall within 30 days of becoming aware of such Default or Event of Default deliver to the Trustee an Officers’ Certificate specifying such event and stating what action the Issuer and/or the Guarantor are taking or propose to take with respect thereto. The Issuer will also deliver to the Trustee annually an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred under this Indenture, or, if a Default has occurred, what action the Issuer and/or Guarantors are taking or propose to take with respect thereto.

SECTION 4.03. Limitations on Additional Indebtedness. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) ; provided that, the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto on a pro forma basis, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the Indebtedness to Tangible Net Worth Ratio would be no more than 2.25 to 1.00.

(b) Notwithstanding Section 4.03(a), each of the following shall be permitted (the “Permitted Indebtedness”):

(1) the incurrence by the Issuer or any Restricted Guarantor (and the guarantee thereof by the Issuer or any such Restricted Subsidiary) of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this Section 4.03(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) in an aggregate amount outstanding at any time not to exceed the greater of (a) $150.0 million and (b) 27.5% of Consolidated Tangible Assets at the time of incurrence;

(2) the Securities and the Security Guarantees issued on the Issue Date and the Exchange Securities issued in exchange therefor (and any guarantee thereof);

(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent existing on the Issue Date (other than Indebtedness referred to in Section 4.03(b)(1), (2), (4), (5), (6), (9), (10), (12), (14), (15), (16) and (18));

(4) Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations;

(5) Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Issuer owed to a Non-Guarantor Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Issuer’s obligations under this Indenture and the Securities, (b) any Indebtedness of a Guarantor owed to a Non-Guarantor Subsidiary is unsecured and subordinated, pursuant to a written agreement, to such Guarantor’s obligations under this Indenture, the Securities or its Security Guarantee, as applicable, and (c) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this Section 4.03(b)(5);

(6) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit, performance bonds, completion bonds, bid bonds, surety bonds, appeal bonds, performance, completion and compliance guarantees or other similar obligations incurred in the ordinary course of business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, or the incurrence of other reimbursement-type Indebtedness with respect to the foregoing, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, in an aggregate amount, together with any Refinancing Indebtedness incurred in respect thereof pursuant to Section 4.03(b)(11), not to exceed at any time outstanding the greater of (a) $20.0 million and (b) 3.0% of Consolidated Tangible Assets at the time of incurrence;

(8) Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to Section 4.03(a) and Sections 4.03(b)(2), (3), (7), (13), (19) or this clause (11);

(12) the guarantee by (a) the Issuer or any Guarantor of Indebtedness (other than Indebtedness incurred pursuant to Sections 4.03(b)(8) or (15) of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.03; provided, that to the extent such Indebtedness is a subordinated obligation, the guarantee thereof by the Issuer or such Guarantor shall be subordinated in right of payment to the Securities or the applicable Security Guarantee, as the case may be and (b) Non-Guarantor Subsidiaries of Indebtedness incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(13) Indebtedness of Persons incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Issuer or any Restricted Subsidiary (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or such Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired, either

(a)	the Issuer would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) on a pro forma basis after giving effect to the incurrence of such Indebtedness pursuant to this Section 4.03(b)(13);

(b)	on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is higher than such ratio immediately prior to such acquisition or merger; or

(c)	on a pro forma basis, the Indebtedness to Tangible Net Worth Ratio of the Issuer and the Restricted Subsidiaries is less than such ratio immediately prior to such acquisition or merger;

(14) Indebtedness incurred in connection with a Sale and Leaseback Transaction of any Model Home Unit;

(15) the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary deemed to exist pursuant to the terms of a joint venture agreement as a result of the failure of the Issuer or any Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Issuer’s or such Restricted Subsidiary’s equity interests in the related joint venture;

(16) obligations of the Issuer or any Restricted Subsidiary under an agreement with any governmental authority, adjoining (or common masterplan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(17) Guarantees by the Issuer or any Restricted Subsidiary in respect of Indebtedness incurred by Joint Ventures and GP Indebtedness of the Issuer or its Restricted Subsidiaries in respect of Joint Ventures, in an aggregate amount at any time outstanding under this Section 4.03(b)(17) not to exceed the greater of (a) $15.0 million and (b) 3.0% of Consolidated Tangible Assets at the time of incurrence;

(18) the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary in respect of a PAPA; and

(19) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount, together with any Refinancing Indebtedness incurred in respect thereof pursuant to Section 4.03(b)(11), not to exceed at any time outstanding the greater of (a) $15.0 million and (b) 3.0% of Consolidated Tangible Assets at the time of incurrence.

(c) For purposes of determining compliance with this Section 4.03, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness described in Section 4.03(b) or is permitted under Section 4.03(a), the Issuer, in its sole discretion, shall classify such item of Permitted Indebtedness on the date of incurrence and may later reclassify such item of Indebtedness in any manner that then complies with this Section 4.03 and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under Sections 4.03(a) and (b); provided that all Indebtedness outstanding on the Issue Date under the Credit Facilities, after giving effect to the use of proceeds of this offering, shall be deemed incurred under Section 4.03(b)(1) and not Section 4.03(a) or Section 4.03(b)(3) and may not later be reclassified, (2) if obligations in respect of letters of credit are incurred pursuant to a revolving Credit Facility and relate to other Indebtedness, then such letters of credit shall be treated as incurred pursuant to Section 4.03(b)(1) and such other Indebtedness shall not be included, and (3) except as provided in Section 4.03(b)(2), Security Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

(d) Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness, the reclassification of any obligation as Indebtedness due to a change in accounting principles and the payment of dividends in the form of additional shares of preferred stock or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.03. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

SECTION 4.04. Limitations on Restricted Payments. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of and after giving effect to such Restricted Payment:

(1) no Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to Section 4.04(b) (2) through (5) and (7) through (13)), would not exceed the sum (the “Restricted Payments Basket”) of (without duplication):

(A) 50% of Consolidated Net Income for the period (taken as one accounting period) from April 1, 2014 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(B) 100% of the aggregate net cash proceeds or the Fair Market Value of any assets to be used in a Permitted Business or Capital Stock of a Person engaged in a Permitted Business (provided, that, such Person becomes a Restricted Subsidiary of the Issuer or such Person is merged or consolidated into the Issuer or any of the Restricted Subsidiaries) received by the Issuer either (i) as contributions to the common equity of the Issuer after the Issue Date or (ii) received by the Issuer from the issuance and sale of Qualified Equity Interests after the Issue Date, other than net cash proceeds received from an issuance or sale of such Qualified Equity Interests to a Subsidiary of the Issuer or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, plus

(C) the aggregate amount by which Indebtedness of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than in respect of Indebtedness held by a Subsidiary of the Issuer) of Indebtedness issued subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(D) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Section 4.04(a)(3)(A)) equal to the net reduction of the portion of such Investment that was treated as a Restricted Payment, plus

(E) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, to the extent not already included in the computation of Section 4.04(a)(3)(A), the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this Section 4.04(a)(3) and were not previously repaid or otherwise reduced, plus

(F) 100% of the principal amount of, or, if issued at a discount, the accreted value of, any guarantee by the Issuer or any Restricted Subsidiary incurred after the Issue Date that is subsequently released or discharged (other than due to a payment on such guarantee), but only to the extent that such guarantee was treated as a Restricted Payment pursuant to this Section 4.04(a)(3) when made.

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend or similar distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or distribution or the giving of the redemption notice, if on the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness that constitutes Refinancing Indebtedness;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Issuer or any Restricted Subsidiary, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate cash consideration paid for all such payments shall not exceed $2.5 million during any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent calendar years, so long as the cash consideration applied to the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests pursuant to this Section 4.04(b)(3) shall in no event exceed $5.0 million in any calendar year);

(4) repurchases of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights if the Equity Interests represent a portion of the exercise price thereof;

(5) the repurchase of Equity Interests upon vesting of restricted stock, restricted stock units, performance share units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;

(6) the payment of dividends on the Issuer’s Qualified Equity Interests (other than preferred stock) (or the payment of any dividend to any parent of the Issuer to fund the payment by such parent of a dividend on such entity’s Qualified Equity Interests (other than preferred stock)) of up to 6% per annum of the net proceeds received by the Issuer from any public equity offering after the Issuer Date of such Qualified Equity Interests of the Issuer or contributed to the Issuer as common equity capital by any parent from any public equity offering of such Qualified Equity Interests of any direct or indirect parent of the Issuer;

(7) Restricted Payments in an aggregate amount, when taken together with all Restricted Payments made pursuant to this Section 4.04(b)(7) and then outstanding, does not exceed $10.0 million;

(8) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests, Disqualified Equity Interests or Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the net cash proceeds from such sale of Equity Interests will be excluded from Section 4.04(a)(3)(B) above to the extent so applied;

(9) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Equity Interests of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Equity Interests of the Issuer or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Equity Interests constitute Refinancing Indebtedness;

(10) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 4.09 or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.06; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(11) cash payments in lieu of the issuance of fractional shares of the Issuer’s Equity Interests upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Equity Interests or other convertible or exchangeable securities or any other transaction otherwise permitted by this Section 4.04;

(12) payments or distributions to holders of Equity Interests of the Issuer or any of the Restricted Subsidiaries pursuant to appraisal or dissenter rights required under applicable law or pursuant to a court order in connection with any merger, amalgamation, arrangement, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets; and

(13) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Equity Interests of the Issuer or preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 4.03 to the extent such dividends are included in the definition of “Consolidated Interest Expense.”;

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

SECTION 4.05. Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity capital shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(2) make loans or advances to the Issuer or any other Restricted Subsidiary; or

(3) sell, lease or transfer any of its property or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in Section 4.05(1) or (2)); except for:

(A) encumbrances or restrictions existing under or by reason of applicable law, regulation, rule, permit or other regulatory restrictions;

(B) encumbrances or restrictions existing under this Indenture, the Securities and the Security Guarantees;

(C) non-assignment provisions of any contract or any license or lease entered into in the ordinary course of business;

(D) encumbrances or restrictions existing under the Proposed Credit Facility and under agreements in effect at or entered into on the Issue Date as in effect on the Issue Date;

(E) in the case of Section 4.05(3), restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(F) provisions limiting the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitations are applicable only to the assets that are the subject of such agreements;

(G) any encumbrance or restriction with respect to a Restricted Subsidiary or its property or assets in existence on or before the date on which such Restricted Subsidiary or its property or assets were acquired (directly or indirectly) by the Issuer or a Restricted Subsidiary (other than encumbrances or restrictions relating to Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer or a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person so acquired or any of its Subsidiaries, or the assets of the Person so acquired or any of its Subsidiaries (including after-acquired property);

(H) encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced (for which a determination in good faith by the Issuer’s Board of Directors shall be conclusive);

(I) customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests. licensed interests or ownership interests in such partnership, limited liability company, joint venture or similar Person,

(J) Purchase Money Indebtedness incurred in the ordinary course of business and in compliance with Section 4.03 to the extent they impose restrictions of the nature described in Section 4.05(3) on the assets acquired;

(K) Non-Recourse Indebtedness incurred in the ordinary course of business and in compliance with Section 4.03 to the extent it imposes restrictions of the nature described in Section 4.05(3) on the assets securing such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(L) customary restrictions in other Indebtedness incurred in compliance with Section 4.03; provided that such restrictions, taken as a whole, in the good faith determination of the Issuer’s Board of Directors (a) are not materially more restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (D) of this Section 4.05, or (b) will not have a material adverse effect on the Issuer’s ability to make payments of interest on and principal of the Securities (for which a determination in good faith by the Issuer’s Board of Directors shall be conclusive);

(M) any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(N) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(O) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (N) of this Section 4.05; provided that such amendments or refinancings are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing (for which a determination in good faith by the Issuer’s Board of Directors shall be conclusive).

SECTION 4.06. Limitations on Asset Sales. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, cause, make, suffer to exist or consummate any Asset Sale unless: (1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets subject to such Asset Sale and (2) at least 75% of the total consideration received by the Issuer or such Restricted Subsidiary, as the case may be, in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents; provided that the foregoing requirement shall not apply with respect to any Asset Sale by way of loss, damage or destruction of property or assets or condemnation or other involuntary disposition of such property or assets.

For the purposes of Section 4.06(a)(2) and for no other purpose, the following shall be deemed to be cash (i) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer and all Restricted Subsidiaries have been validly and unconditionally released by the holder of such Indebtedness in writing; (ii) the amount of any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from such transferee that are within 120 days following the closing of such Asset Sale converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received); (iii) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business and (iv) any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale, the Fair Market Value of which, when taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (iv) (and not subsequently converted into Cash Equivalents that are treated as Net Available Proceeds of an Asset Sale), does not exceed the greater of (A) $15.0 million and (B) 3.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom (1) to repay, prepay, redeem or repurchase and, with respect to any revolving Indebtedness, permanently reduce Indebtedness and commitments with respect thereto (provided that to the extent such Indebtedness is a Borrowing Base Facility, the Issuer or such

Restricted Subsidiary shall not be obligated to permanently reduce Indebtedness or commitments thereunder) any (x) Obligations under (i) secured Indebtedness under any Credit Facility and (ii) secured Indebtedness of the Issuer (other than any Disqualified Equity Interests or Subordinated Indebtedness) or secured Indebtedness of a Guarantor, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer, (y) Obligations under the Securities or any other Pari Passu Indebtedness of the Issuer or any Guarantor; provided that if the Issuer or any Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Issuer will reduce Obligations under the Securities on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at their option, (A) redeeming Securities as described under paragraph 5 of the Securities, (B) making an offer (in accordance with the procedures set forth in Section 4.06(c) and (d) for an Asset Sale Offer) to all Holders to purchase their Securities at a purchase price of at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Securities to be repurchased or (C) purchasing Securities through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law, or (z) Indebtedness of a Non-Guarantor Subsidiary with proceeds of Asset Sales by such Non-Guarantor Subsidairy, other than Indebtedness owed to the Issuer or any Restricted Subsidiary of the Issuer; (2) to acquire all or substantially all of the assets of, or any Equity Interests of, another Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Equity Interests, such Person is or becomes a Restricted Subsidiary of the Issuer; (3) to make a capital expenditure; (4) to acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or (5) to make any combination of the foregoing payments, redemptions, repurchases, expenditures or investments; provided that in the case of subsections (2), (3), (4) or (5) of this Section 4.06(b), a binding commitment to acquire the assets of, or Equity Interests of, a Person engaged in a Permitted Business, invest in Additional Assets or to make such capital expenditures shall be treated as a permitted application of an amount of Net Available Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Available Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Available Proceeds are actually applied in such manner within the later of 365 days from the consummation of the Asset Sale and 180 days from the date of the Acceptable Commitment. Pending the final application of any Net Available Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in Section 4.06(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer will make an Asset Sale Offer to all Holders of Securities and if the Issuer elects (or is required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Securities, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, and such Pari Passu Indebtedness, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not more than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. After the completion of an Asset Sale, the Issuer may make an Asset Sale Offer prior to the time it is required to do so by the first sentence of this paragraph. If the Issuer completes such an Asset Sale Offer with respect to any Net Available Proceeds, the Issuer shall be deemed to have complied with this Section 4.06 with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer will no longer be deemed Excess Proceeds and may be used by the Issuer and the Restricted Subsidiaries for any purpose not prohibited by this Indenture. If the aggregate principal amount of Securities and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Securities (in accordance with the procedures of the Depository) and the Issuer or its agent will select such other Pari Passu Indebtedness to be purchased on a pro rata basis (subject to adjustments so that no Security in an unauthorized denomination remains outstanding after such purchase) based on the aggregate principal amount of the Securities and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d) The Issuer shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.06, the Issuer will not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07. Limitations on Transactions with Affiliates. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate involving aggregate consideration in excess of $2.5 million (an “Affiliate Transaction”), unless: (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary, and (2) the Issuer delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate value expended or received by the Issuer or any Restricted Subsidiary in excess of $10.0 million, an Officers’ Certificate of the Issuer certifying that such Affiliate Transaction complies with Section 4.07(a)(1), and either (x) a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Board of Directors approving such Affiliate Transaction or (y) a written opinion or appraisal of the type described in clause (ii) of this Section 4.07(a); and (ii) with respect to any Affiliate Transaction involving aggregate value expended or received by the Issuer or any Restricted Subsidiary exceeding $25.0 million, a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view or a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

(b) The provisions of Section 4.07(a) shall not apply to (1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; (2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements; (3) any Permitted Investment (other than any Permitted Investment made in accordance with clause (2) of the definition of “Permitted Investments” ); (4) any agreement as in effect as of the Issue Date or any extension, amendment, modification, restatement or renewal thereof (so long as any such extension, amendment, modification, restatement or renewal satisfies the requirements set forth in Section 4.07(a)(1)) or any transaction contemplated thereby; (5) Restricted Payments which are made in accordance with Section 4.04; (6) issuances, sales or other dispositions of Qualified Equity Interests by the Issuer to an Affiliate; (7) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Issuer and the Restricted Subsidiaries (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the disinterested members of the Board of Directors of the Issuer, such transactions are on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; (8) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Issuer, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger; and (9) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls (including pursuant to a joint venture or shareholders agreement), such Person.

SECTION 4.08. Conduct of Business. The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any material respect in a business other than a Permitted Business.

SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase (the “Change of Control Purchase Price”) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

(b) No later than 30 days following any Change of Control, the Issuer shall mail or deliver electronically in accordance with the procedures of the Depository a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Securities at the Change of Control Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(3) the instructions, as determined by the Issuer, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Issuer under this Section shall be delivered by, or on behalf of, the Issuer to the Trustee for cancellation, together with an Officers’ Certificate confirming the purchase and directing the Trustee to cancel such Securities, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Paying Agent for the account of the Holders entitled thereto.

(e) Notwithstanding any other provision of this Indenture, the Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Sections 4.09(b) and (d) and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given with respect to all Notes pursuant to paragraph 5 of the Securities.

(f) A Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.

SECTION 4.10. Limitations on Designation of Unrestricted Subsidiaries. (a) The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if: (1) no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation; (2) (A) such Subsidiary has total assets of $1,000 or less or (B) the Issuer would be permitted to make, and shall be deemed to make, at the time of such Designation, (i) a Permitted Investment or (ii) an Investment pursuant to Section 4.04, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date; (3) neither the Issuer nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (A) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (B) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in each case, such Investments as are permitted pursuant to Section 4.04; (4) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (A) are no less favorable to the Issuer or the Restricted Subsidiary than those that would be reasonably expected to be obtained at the time from Persons who are not Affiliates of the Issuer or such Restricted Subsidiary or (B) would be permitted as (i) an Affiliate Transaction under and in compliance with Section 4.07, (ii) an Asset Sale under and in compliance with Section 4.06, (iii) a Permitted Investment, or (iv) an Investment under and in compliance with Section 4.04; (5) such Subsidiary is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results, except, in each case, such Investments as are permitted pursuant to Section 4.04; and (6) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary.

(b) If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in Section 4.10(a) it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.03 or the Lien is not permitted under Section 4.11, the Issuer shall be in default of the applicable covenant.

(c) The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation, (2) (A) the Issuer would be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a), (B) the Consolidated Fixed Charge Coverage Ratio

of the Issuer and the Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such Redesignation, or (C) the Indebtedness to Tangible Net Worth Ratio of the Issuer and the Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such Redesignation, in each case on a pro forma basis taking into account such Redesignation; and (3) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

(d) All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer and an Officers’ Certificate delivered to the Trustee certifying compliance with the foregoing provisions. Such resolutions and Officers’ Certificate shall be delivered to the Trustee within 45 days after the end of the fiscal quarter of the Issuer in which such Designation or Redesignation is made (or, in the case of a Designation or Redesignation made during the last fiscal quarter of the Issuer’s fiscal year, within 90 days after the end of such fiscal year).

SECTION 4.11. Limitations on Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any property or assets now owned or hereafter acquired by the Issuer or such Restricted Subsidiary (including Equity Interests of a Subsidiary), or any proceeds, income or profits therefrom, securing any Indebtedness, except Permitted Liens, unless all payments and other obligations due under this Indenture and the Securities (or under a Security Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis (or on a senior priority basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

SECTION 4.12. Additional Security Guarantees. If, after the Issue Date, (a) any Restricted Subsidiary guarantees Indebtedness for borrowed money of the Issuer or any Guarantor, or (b) the Issuer or any Restricted Subsidiary shall acquire or create any Wholly-Owned Restricted Subsidiary, other than an Immaterial Subsidiary (until such Immaterial Subsidiary is no longer an Immaterial Subsidiary), then, in each such case, the Issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee, within 30 Business Days after incurring such guarantee (in the case of clause (a)) or the applicable date of acquisition or creation (or change in status of an Immaterial Subsidiary) (in the case of clause (b)), to: (1) a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary shall provide a Security Guarantee; and (2) deliver to the Trustee, in addition to an Officers’ Certificate and opinion of counsel meeting the requirements of this Indenture, one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

The Issuer at any time at its sole option may cause any non-guarantor Subsidiary to become a Guarantor by executing a supplemental indenture to this Indenture and delivering the documents required by this Indenture.

SECTION 4.13. Payments for Consent. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent waiver or agreement; provided that if consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers,” within the meaning of Rule 144A under the Securities Act, or non-U.S. persons, within the meaning of Regulation S under the Securities Act then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

Article 5

SUCCESSOR COMPANY

SECTION 5.01. When Issuer May Merge or Transfer Assets. (a) The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of Section 5.01(a)(1) with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of formation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer to any Person or (ii) adopt a Plan of Liquidation unless, in either case:

(1) either (A) the Issuer will be the surviving or continuing Person or (B) the Person formed by or surviving such consolidation or merger (if other than the Issuer) or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor (if other than the Issuer) expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Securities and this Indenture; provided that at any time the Successor is a limited liability company or a limited partnership, there shall be a co-issuer of the Securities that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in Section 5.01(a)(1)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing;

(3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in Section 5.01(a)(1)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, either (A) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to Section 4.03(a), (B) the Consolidated Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries or the Successor and the Restricted Subsidiaries, as the case may be, would be greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction or (C) the Indebtedness to Tangible Net Worth Ratio of the Issuer and the Restricted Subsidiaries or the Successor and its Restricted Subsidiaries, as the case may be, would be less than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, disposition or Plan of Liquidation and such supplemental indenture, if any, comply with the Indenture, and in the case of the Opinion of Counsel, that such supplemental indenture constitutes the legal, valid and binding obligation of the Successor, enforceable against the Successor.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(b) Except as provided in Section 10.07, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor), whether or not affiliated with such Guarantor, unless (1) either, (A) such Guarantor will be the surviving or continuing Person or (B) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Security Guarantee of such Guarantor and this Indenture; (2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in Section 5.01(b)(1)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and (3) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture, if any, comply with the Indenture, and in the case of the Opinion of Counsel, that such supplemental indenture constitutes the legal, valid and binding obligation of the successor Guarantor, enforceable against the successor Guarantor.

(c) Notwithstanding the foregoing, (1) any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary, (2) the above provisions of this Section 5.01 shall not apply to any transfer of assets between or among the Issuer and any Restricted Subsidiaries, and (3) the requirements of Section 5.01(b) will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Security Guarantee in accordance with the provisions described under Section 10.07.

(d) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Subsidiaries, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer, on a consolidated basis, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

(e) Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with this Section 5.01 in which the Issuer or such Guarantor is not the continuing obligor under the Securities or its Security Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the sale, lease, transfer, conveyance or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Securities and the Security Guarantees with the same effect as if such surviving entity had been named herein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of, premium, if any, and interest on the Securities or in respect of its Security Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Securities, this Indenture and its Security Guarantee, if applicable.

Article 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Securities when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal or premium on any of the Securities when it becomes due and payable, whether at Stated Maturity, upon redemption, upon required purchase, upon acceleration or otherwise;

(3) failure by the Issuer or the Guarantors to comply with any of its agreements or covenants described in Section 5.01;

(4) failure by the Issuer or any Restricted Subsidiary to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders (with a copy to the Trustee) of at least 25% of the aggregate principal amount of the Securities then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Issuer or any Restricted Subsidiary, or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is incurred after the Issue Date, which default (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or (b) results in the acceleration of such Indebtedness prior to its express final maturity, and in each case the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in 6.01(5)(a) or (b) has occurred and is continuing, aggregates $15.0 million or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten (10) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Securities shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(6) one or more judgments or orders that exceed $15.0 million in the aggregate (net of any amounts covered by insurance issued by a creditworthy insurance company to the extent such insurer has not denied coverage therefor (other than reserving its rights) or that are bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Issuer or any Significant Subsidiary of the Issuer or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and the Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its assets; or

(D) makes a general assignment for the benefit of its creditors.

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any Significant Subsidiary of the Issuer as debtor in an involuntary case;

(B) appoints a Custodian of the Issuer or any Significant Subsidiary of the Issuer or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary of the Issuer; or

(C) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer, and the order or decree remains unstayed and in effect for 60 days; or

(9) the Security Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Security Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Security Guarantee (other than by reason of release of a Guarantor from its Security Guarantee in accordance with the terms of this Indenture and the Security Guarantee).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuer) occurs and is continuing the Trustee by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders in accordance with this Indenture shall, declare all amounts owing under the Securities to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Securities shall immediately become due and payable. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuer occurs, all outstanding Securities shall become due and payable without any further action or notice. In the event of a declaration of acceleration of the Securities because an Event of Default specified in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. The Holders of a majority in principal amount of the outstanding Securities may waive all past or existing defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Securities and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Defaults. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected; provided, however, that the Holders of a majority in principal amount of the Securities then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification and security satisfactory to the Trustee against all losses, liabilities and expenses that may be caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due (after giving effect to the grace period specified in Section 6.01(1)), no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Issuer expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall send to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default actually known to a Trust Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the same circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith as determined by a final order of a court of competent jurisdiction that is not subject to appeal.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Except with respect to Section 4.01 (and only if the Trustee is the Paying Agent for the Securities), the Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants in this Indenture. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1) and 6.01(2); provided that the Trustee is the Paying Agent for the Securities at the time of such Event of Default or (ii) any Default or Event of Default of which the Trustee shall have received written notice in the manner set forth in this Indenture or a Trust Officer shall have obtained actual knowledge.

(g) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(h) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(j) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Issuer has been advised as to the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Security Guarantees, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs, is continuing and is known to a Trust Officer, the Trustee shall give notice of the Default or Event of Default to each Securityholder upon the later to occur of: (a) 90 days after such Default occurs or (b) 30 days after a Trust Officer has actual knowledge of the Default. Except in the case of a Default or Event of Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any) or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice does not adversely affect the interests of the Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 1 beginning with the May 1 following the date of this Indenture, and in any event prior to July 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 1 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b). The Trustee will also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its services as may be agreed to from time to time in writing for the Trustee’s acceptance of its duties under this Indenture. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor shall jointly and severally indemnify each of the Trustee and any predecessor Trustee, their officers, directors, employees and agents, for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by each of them in connection with acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including settlement costs). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no conflict of interest between the Issuer and the Trustee in connection with such defense, except the reasonable fees and expenses incurred in the Trustee’s determination of the absence of a conflict of interest between the Issuer and the Trustee. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith as determined by a final order of a court of competent jurisdiction.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuer’s obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such conflict, petition the SEC to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) This Indenture shall be discharged and shall cease to be of further effect (except as to rights of registration of transfer or exchange of the Securities which shall survive until all Securities have been canceled and indemnifications which shall survive discharge and cancellation of the Securities) as to all outstanding Securities when either: (1) all the Securities that have been authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation or (2) (i) all Securities not delivered to the Trustee for cancellation otherwise have become due and payable or will become due and payable within one year by reason of the sending of a notice of redemption or otherwise and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust for the Holders in an amount of money in cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, premium and accrued interest to the date of maturity or redemption, as the case may be) on the Securities not theretofore delivered to the Trustee for cancellation, (ii) the Issuer has paid all sums payable by it under this Indenture, (iii) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or on the date of redemption, as the case may be, and (iv) no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound. In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with. After such delivery and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of the Issuer’s and the Guarantors’ obligations under the Securities, the Security Guarantees and this Indenture.

(b) Subject to Section 8.02, the Issuer at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the operation of Sections 6.01(3), (4), (5), (6) and 6.01(9) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. Legal defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Securities and the Security Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Securities and Security Guarantees, except as to:

(1) rights of Holders to receive payments in respect of the principal of, premium and interest on the Securities when such payments are due from the trust referred to in Section 8.02 hereof;

(2) the Issuer’s obligations with respect to the Securities under Article 2 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(4) this Article 8.

In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Security Guarantee of such Securities shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3), (4), (5), (6) and 6.01(9).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

SECTION 8.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Issuer irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee to pay the principal of, premium and interest on the Securities on the stated date for payment or on the applicable redemption date, as the case may be, of the principal or installment of principal of, premium or interest on the Securities;

(2) in the case of Legal Defeasance, the Issuer delivers to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer delivers to the Trustee an opinion of counsel in the United States confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) (x) no Default shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and (y) the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(5) the Issuer delivers to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others;

(6) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, Section 8.02(1) through (6) and, in the case of the Opinion of Counsel, Section 8.02(2) and/or (3) and (4)(y) have been complied with; and

(7) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or on the date of redemption, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in Section 8.02(5) or (6)).

Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U. S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuer for payment as general creditors.

SECTION 8.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, each Security Guarantee and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend this Indenture, the Security Guarantees or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities, provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(3) to provide for the assumption by a successor entity of the obligations of the Issuer or any Guarantor in accordance with Section 5.01;

(4) to add any Guarantor with respect to the Securities, or to release any Guarantor from any of its obligations under its Security Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;

(5) to make any change that would provide any additional rights or benefits (including the addition of collateral for the purpose of securing the Securities and the Security Guarantees) to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture, the Securities or the Security Guarantees of any such Holder;

(6) to comply with applicable SEC rules and regulations or changes to applicable law;

(7) to conform the text of this Indenture, the Security Guarantees or the Securities to any provision of the “Description of Notes” section of the Final Offering Memorandum;

(8) to provide for the issuance of Additional Securities in compliance and in accordance with the limitations set forth in this Indenture;

(9) to evidence or provide for the acceptance of appointment under this Indenture of a successor trustee or to comply with any requirements under the TIA;

(10) to allow any Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities; or

(11) to comply with the rules of any applicable securities depository.

After an amendment under this Section becomes effective, the Issuer shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section

SECTION 9.02. With Consent of Holders. The Issuer, the Guarantors and the Trustee may amend this Indenture, the Securities or the Security Guarantees with the written consent (including consents obtained in connection with a tender offer or exchange for the Securities) of the Holders of at least a majority in principal amount of the Securities then outstanding (including without limitation, Additional Securities, if any) voting as a single class, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) with the consent (which may include consents obtained in connection with a tender offer or exchange offer of the Securities) of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, Additional Securities, if any) voting as a single class. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not (with respect to the Securities held by a non-consenting Holder):

(1) change the Stated Maturity of any Security;

(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Securities;

(3) reduce any premium payable upon the redemption of the Securities, change the date on which any Securities are subject to redemption or otherwise alter the provisions with respect to the redemption of the Securities set forth in Article 3 of this Indenture (other than provisions specifying the notice periods for effecting a redemption);

(4) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer or an Asset Sale Offer after such Change of Control has occurred or the obligation to make such Asset Sale Offer has arisen, respectively;

(5) make any Security payable in money or currency other than that stated in the Securities;

(6) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Securities;

(7) impair the rights of Holders to receive payments of principal of, premium or interest on the Securities or to institute suit for the enforcement thereof;

(8) modify the Security Guarantees in any manner adverse to the Holders, or release any Guarantor from any of its obligations under its Security Guarantee or this Indenture, except a release in accordance with the terms of this Indenture; or

(9) waive a Default in the payment of principal of, premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration as set forth in Section 6.02); or

(10) make any change in this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Issuer shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective in accordance with its terms.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described in this Article 9 or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing any amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

Article 10

GUARANTEES

SECTION 10.01. Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of this Indenture, the Securities or any other agreement; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security, if any, held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.07, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Security Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.07, each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash to the Holders or the Trustee an amount equal to the sum of (A) the unpaid principal amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (C) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability. Each Guarantor, and by its acceptance of the Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee in accordance with the terms and conditions of this Indenture and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution and Delivery of Security Guarantee.

To evidence its Security Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Security Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by manual or facsimile signature of an Officer of such Guarantor on Securities authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Security Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on such Security a notation of such Security Guarantee.

If an Officer whose signature is on this Indenture or on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Securities on which a Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

The delivery of any Global Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that (1) any Restricted Subsidiary guarantees Indebtedness for borrowed money of the Issuer or any Guarantor, or (2) the Issuer or any Restricted Subsidiary creates or acquires any Wholly-Owned Restricted Subsidiary (other than an Immaterial Subsidiary) after the date of this Indenture, then, in each case if required by Section 4.12 hereof, the Issuer will cause such Subsidiary to comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable.

SECTION 10.07. Release of Guarantor. A Guarantor will be released from its Security Guarantee and all other obligations under this Article 10 (other than any obligation that may have arisen under Section 10.08) and discharged:

(1) upon any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition does not constitute an Asset Sale or is made in compliance with Section 4.06(a);

(2) upon any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of all or substantially all of the assets of such Guarantor to a Person, which sale, assignment, transfer, conveyance, exchange or other disposition does not constitute an Asset Sale or is made in compliance with Section 4.06(a); provided, that after such sale, assignment, transfer, conveyance, exchange or other disposition, such Guarantor is an Immaterial Subsidiary;

(3) unless a Default has occurred and is continuing, upon the release or discharge of such Guarantor from its guarantee of any Indebtedness for borrowed money of the Issuer and the Guarantors so long as such Guarantor would not then otherwise be required to provide a Security Guarantee pursuant to this Indenture; provided that if such Guarantor has incurred any Indebtedness in reliance on its status as a Guarantor under Section 4.03, such Guarantor’s obligations under such Indebtedness, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) under Section 4.03;

(4) upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(5) if the Issuer exercises its legal defeasance option or covenant defeasance option, or if the obligations of the Issuer and the Guarantors under this Indenture are discharged pursuant to Section 8.01, upon such exercise or discharge; or

(6) in connection with the dissolution of such Guarantor under applicable law in accordance with this Indenture.

At the request of the Issuer, the Trustee shall execute and deliver such instrument reasonably requested by the Issuer evidencing such release.

SECTION 10.08. Contribution. Without limiting any provisions of this Article 10, each Guarantor that makes a payment under its Security Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Article 11

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Issuer or any Guarantor:

CENTURY COMMUNITIES, INC.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Attention: Dale Francescon

Fax Number: (303) 770-8320

with a copy to (which shall not constitute notice):

Greenberg Traurig, LLP

1840 Century Park East, Suite 1900

Los Angeles, California 90067

Fax Number: (310) 586-0556

Attention: Mark Kelson, Esq.

If to the Trustee:

U.S. BANK NATIONAL ASSOCIATION

Global Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: K. Mitchell (Century Communities)

Fax Number: (860) 241-6881

The Issuer, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Notwithstanding any other provision of this Indenture, any Security or Security Guarantee, where this Indenture, any Security or Security Guarantee provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee), pursuant to the customary procedures of the Depository.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Other than notices to the Trustee, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. In connection with any such direction, waiver or consent, the Issuer shall furnish to the Trustee an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuer to be owned by or for the account of any of the above-described Persons. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law. This Indenture, the Security Guarantees and the Securities shall be governed by, and construed in accordance with the internal laws of the State of New York, without giving effect to applicable conflicts of law principles to the extent that the laws of another jurisdiction would be applied thereby.

SECTION 11.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Securities or this Indenture or of any Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.

SECTION 11.11. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.13. Severability. In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.15. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help the government fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as it may request to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CENTURY COMMUNITIES, INC.

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Kathy L. Mitchell
Name: Kathy L. Mitchell
Title: Vice President

Signature pages to Indenture

GUARANTORS:

CENTURY COMMUNITIES, INC., Sole Member of Augusta Pointe, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Augusta Pointe, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Avalon at Inverness, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC, Manager of Avalon at Inverness, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC.,
Sole Member of Beacon Pointe, LLC

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC, Manager of Beacon Pointe, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC,
Sole Member of Blackstone Homes, LLC

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Blackstone Homes, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC.,
Sole Member of Bradburn Village Homes, LLC

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Bradburn Village Homes, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of CC Communities, LLC

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of CC Communities, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC., Sole Member and Manager of CCC Holdings, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC., Sole Member of CCH Homes, LLC

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC, Manager of CCH Homes, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC.,
Sole Member of Central Park Rowhomes, LLC

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC, Manager of Central Park Rowhomes, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC,
Sole Member of Century at Ash Meadows, LLC

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Century at Ash Meadows, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC, Sole Member of Century at Beacon Pointe, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Beacon Pointe, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC., Sole Member of Century at Candelas, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Candelas, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC, Sole Member of Century at Harvest Meadows, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Harvest Meadows, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC, Sole Member of Century at Lowry, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Lowry, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC, Sole Member of Century at Midtown, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Midtown, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC, Sole Member of Century at Murphy Creek, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Murphy Creek, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC, Sole Member of Century at Outlook, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Outlook, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC, Sole Member of Century at Southshore, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Southshore, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC, Sole Member of Century at Terrain, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Terrain, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC, Sole Member of Century at Wolf Ranch, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century at Wolf Ranch, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC., Sole Member of Century City, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century City, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC., Sole Member of Century Land Holdings, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and CCC HOLDINGS, LLC, Manager of Century Land Holdings, LLC

By:	Century Communities, Inc.,
its Sole Member and Manager

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC, Sole Member of Century Land Holdings II, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Century Land Holdings II, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC., Sole Member of Cherry Hill Park, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Cherry Hill Park, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC, Sole Member of Cottages at Willow Park, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Cottages at Willow Park, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC., Sole Member of Enclave at Boyd Ponds, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Enclave at Boyd Ponds, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC., Sole Member of Enclave at Cherry Creek, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Enclave at Cherry Creek, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC, Sole Member of Estates at Chatfield Farms, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Estates at Chatfield Farms, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC., Sole Member of Hearth at Oak Meadows, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Hearth at Oak Meadows, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC., Sole Member of Hometown, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Hometown, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC, Sole Member of Lakeview Fort Collins, LLC

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and HORIZON BUILDING SERVICES, LLC, Manager of Lakeview Fort Collins, LLC

By:	Century Land Holdings, LLC,
its Sole Member

By:	Century Communities, Inc.,
its Sole Member

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC,
Sole Member of Madison Estates, LLC

By:	Century Communities, Inc., its Sole Member

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Madison Estates, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Meridian Ranch, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Meridian Ranch, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC.,
Sole Member of Montecito at Ridgegate, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Montecito at Ridgegate, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Park 5th Avenue Development Co., LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Reserve at Highpointe Estates, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Reserve at Highpointe Estates, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC,
Sole Member of Reserve at The Meadows, LLC

By:	Century Communities, Inc., its Sole Member

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Reserve at The Meadows, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Saddle Rock Golf, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Saddle Rock Golf, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC,
Sole Member of Saddleback Heights, LLC

By:	Century Communities, Inc., its Sole Member

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Saddleback Heights, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY LAND HOLDINGS, LLC,
Sole Member of Stetson Ridge Homes, LLC

By:	Century Communities, Inc., its Sole Member

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Stetson Ridge Homes, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC.,
Sole Member of The Vistas at Nor’wood, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of The Vistas at Nor’wood, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of The Wheatlands, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of The Wheatlands, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC.,
Sole Member of Venue at Arista, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Venue at Arista, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Verona Estates, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Verona Estates, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY LAND HOLDINGS, LLC, Sole Member of Villas at Murphy Creek, LLC

By:	Century Communities, Inc., its Sole Member

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Villas at Murphy Creek, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Waterside at Highland Park, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Waterside at Highland Park, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES, INC., Sole Member of Wildgrass, LLC

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

and

HORIZON BUILDING SERVICES, LLC,
Manager of Wildgrass, LLC

By:	Century Land Holdings, LLC, its Sole Member

	By:	Century Communities, Inc., its Sole Member

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Century Communities of Nevada, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Century Rhodes Ranch GC, LLC

		By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Century Tuscany GC, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

CENTURY COMMUNITIES, INC.,
Sole Member of Neighborhood Associations Group, LLC

By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

CENTURY COMMUNITIES OF NEVADA, LLC,
Manager and Sole Member of Century Communities of Nevada Realty, LLC

By:	Century Communities, Inc., its Sole Member

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Co-Chief Executive Officer

Signature pages to Indenture

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,

PRIVATE EXCHANGE SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Securities” means (1) the 6.875% Senior Notes Due 2022 issued pursuant to this Indenture in connection with a Registered Exchange Offer in compliance with the terms of the Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and FBR Capital Markets & Co., and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $200,000,000 aggregate principal amount of 6.875% Senior Notes Due 2022 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Private Exchange” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any 6.875% Senior Notes Due 2022 issued in connection with a Private Exchange.

“Private Placement Legend” means the legend set forth in Section 2.3(e)(i)(A) of this Appendix to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated April 30, 2014, among the Issuer, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuer and the Persons purchasing such Additional Securities.

Appendix-1

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated as of the date hereof, among the Issuer, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Issuer in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Securities” means Restricted Definitive Securities and Restricted Global Securities.

“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a Global Security that does not bear and is not required to bear the Private Placement Legend.

1.2 Other Definitions

Term	Defined in Section:

“Global Securities”	2.1(a)

“Regulation S”	2.1(a)

“Regulation S Global Security”	2.1(a)

“Regulation S Permanent Global Security”	2.1(a)

“Regulation S Temporary Global Security”	2.1(a)

“Rule 144A”	2.1(a)

“Rule 144A Global Security”	2.1(a)

Appendix-2

2. The Securities.

2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Issuer pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Regulation S Temporary Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. During the Restricted Period, beneficial interests in the Regulation S Temporary Global Security may be held only through Euroclear and Clearstream, and, except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security or any other Security prior to the expiration of the Restricted Period and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Security only upon delivery to the Registrar and the Issuer of the certification in the form provided for in Exhibits C or D, as applicable, that beneficial ownership interests in such Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. Within a reasonable time period after the expiration of the Restricted Period, the Regulation S Temporary Global Security will be exchanged for one or more permanent Securities in registered, global form without interest coupons (collectively, the “Regulation S Permanent Global Security” and, together with the Regulation S Temporary Global Security, the “Regulation S Global Security”) pursuant to the procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security.

Prior to the expiration of the Restricted Period, Beneficial interests in Regulation S Global Securities may be transferred or exchanged for interests in Rule 144A Global Securities only if (1) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Securities first delivers to the Trustee a written certificate in a form provided for in Exhibit C or D, as applicable.

Beneficial interests in Rule 144A Global Securities may be transferred or exchanged for interests in Regulation S Global Securities, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate in a form provided for in Exhibit C or D, as applicable.

The Rule 144A Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Appendix-3

Participants shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Issuer shall issue and the Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $200,000,000 6.875% Senior Notes due 2022, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 2.02 of this Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities or Additional Securities, as the case may be, in each case upon a written order of the Issuer signed by an Officer of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with this Indenture, including Section 4.03.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer substantially in the form of the Assignment Form annexed hereto, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) of this Section 2.3(a), and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act, (i) a certification to that effect (in the form set forth in Exhibits C or D, as applicable) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

Appendix-4

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, substantially in the form of the Assignment Form annexed hereto, together with:

(i) certification, in the form set forth in Exhibits C or D, as applicable, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security; and

(ii) written instructions directing the Registrar to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Regulation S Global Securities, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer signed by an Officer of the Issuer, a new Rule 144A Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth in Exhibits C or D, as applicable, intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

Appendix-5

(d) [reserved]

(e) Legend.

(i) (A) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

(B) [reserved.]

(C) Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

Appendix-6

(iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit A hereto, will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix-7

2.4 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository (A) notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security, or (B) at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depository is not appointed by the Issuer within 90 days, (ii) an Event of Default has occurred and is continuing and the Depository or a beneficial holder so requests or (iii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture; provided that in no event shall the Regulation S Global Note be exchanged for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt of any certificates required under the provisions of Regulation S.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall issue and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any greater integral multiple of $1,000 thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Participants and Indirect Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

Appendix-8

EXHIBIT A

to

RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Definitive Securities Legend]

Exh. A-1

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exh. A-2

No.	$

6.875% Senior Notes Due 2022

Century Communities, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars [, as may be increased or decreased as reflected on the attached Schedule of Increases and Decreases in Global Security](1) on May 15, 2022.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

CENTURY COMMUNITIES, INC.

By
Name:
Title:

(1)	Include on Global Securities.

Exh. A-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory

Dated:

Exh. A-4

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

6.875% Senior Note Due 2022

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest

Century Communities, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, Additional Interest will accrue on this Security at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the Registration Default (increasing by an additional 0.25% per annum after each subsequent 90-day period that occurs until all Registration defaults have been cured, up to a maximum additional interest rate of 1.00%; provided, that additional interest will not accrue under more than one Registration Default at any one time) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuer will provide written notice to the Trustee of any Registration Defaults and the amount of Additional Interest due and owing on the next interest payment date. The Issuer will pay interest semiannually on May 15 and November 15 of each year, commencing             . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from             . Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any payment date with respect to the Securities is not on a Business Day, it shall be made on the next succeeding Business Day with the same effect as if made on the relevant payment date, without additional interest. The Issuer will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 and November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Issuer at least ten (10) Business Days prior to the applicable payment date, the Issuer will make all payments on the Holder’s Securities in accordance with those instructions. Otherwise, payments on the Securities will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Securities.

3. Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Issuer issued the Securities under an Indenture dated as of May 5, 2014 (“Indenture”), among Century Communities, Inc., a Delaware Corporation (the “Issuer”), the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”), as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are general unsecured obligations of the Issuer. The Issuer shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.

Exh. A-5

5. Optional Redemption

Except as set forth below, the Issuer shall not be entitled to redeem the Securities.

On and after May 15, 2017, the Issuer shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2017	105.156%
2018	103.438%
2019	101.719%
2020 and thereafter	100.000%

In addition, at any time prior to May 15, 2017, the Issuer shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount not to exceed the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (with Securities held, directly or indirectly, by the Issuer or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption has been given within 90 days after the date of the related Equity Offering.

Prior to May 15, 2017, the Issuer shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6. Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

7. Notice of Redemption

Notice of redemption shall be sent by or on behalf of the Issuer by first class mail to each Holder’s registered address or in the case of Global Securities, delivered electronically in accordance with the procedures of the Depository, not less than 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption

Exh. A-6

8. Put Provisions

Upon the occurrence of a Change of Control, each Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

The Indenture provides that, under certain circumstances, the Issuer shall use the Excess Proceeds from Asset Sales to make an offer to all Holders to purchase Securities at an offer price in cash in an amount not less than 100% of the principal amount thereof, plus accrued and unpaid interest.

9. Guarantee

The payment by the Issuer of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

10. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Security to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

11. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee or Paying Agent for payment.

13. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities or the Security Guarantees may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class and (b) any existing default under, or compliance with any provision of, the Indenture may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class. Subject to certain exceptions set forth in the Indenture, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Security Guarantees or the Securities without notice to or consent of any Securityholder (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code; (iii) to provide for the assumption by a successor entity of the obligations of the Issuer or any Guarantor in accordance with Section 5.01 of the Indenture; (iv) to add any Guarantor with respect to the Securities, or to release any Guarantor from any of its obligations under its Security Guarantee or this Indenture, in each case, in accordance with the applicable provisions of the Indenture; (v) to make any change that would provide any additional rights or benefits (including the addition of collateral for the purpose of securing the Securities and the Security Guarantees) to the Holders of Securities or that does not adversely affect in any material respect the legal rights under the Indenture, the Securities or the Security Guarantees of any such Holder; (vi) to comply with applicable SEC rules and regulations or changes to applicable law; (vii)

Exh. A-7

to conform the text of the Indenture, the Security Guarantees or the Securities to any provision of the “Description of Notes” section of the Final Offering Memorandum; (viii) to provide for the issuance of Additional Securities in compliance and in accordance with the limitations set forth in the Indenture; (ix) to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee or to comply with any requirements under the TIA; (x) to allow any Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities; or (xi) to comply with the rules of any applicable securities depository.

15. Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal or premium on the Securities at maturity, upon redemption, upon purchase, upon acceleration or otherwise; (c) failure by the Issuer to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuer or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $15.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $ 15.0 million; and (g) certain defaults with respect to Security Guarantees of the Issuer or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if it determines that withholding notice is in the interest of the Holders.

16. Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuer or any Restricted Subsidiary shall have any liability for any obligations of the Issuer under the Securities or the Indenture or of any Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.

18. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Exh. A-8

21. Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

22. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CENTURY COMMUNITIES, INC.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Attention: Dale Francescon

Exh. A-9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                  agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:                      Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	to the Issuer; or

(2)	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exh. A-10

Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Registrar shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Notice:
To be executed by an executive officer

Exh. A-11

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Exh. A-12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

☐  Section 4.06                     ☐  Section 4.09

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh. A-13

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY] */**/

*/	If the Security is to be issued in global form add the Global Securities Legend from Exhibit A to Appendix A and the attachment from such Exhibit A captioned “[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.
**/	If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit A to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit A.

Exh. B-1

No.	$

6.875% Senior Notes Due 2022

Century Communities, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars [, as may be increased or decreased as reflected on the attached Schedule of Increases or Decreases in Global Security](2) on May 15, 2022.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

CENTURY COMMUNITIES, INC.

By
Name: Title:

(2)	Include on Global Securities.

Exh. B-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory

Dated:

Exh. B-3

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY]

6.875% Senior Note Due 2022

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest

Century Communities, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on May 15 and November 15 of each year, commencing . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from . Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any payment date with respect to the Securities is not on a Business Day, it shall be made on the next succeeding Business Day with the same effect as if made on the relevant payment date, without additional interest. The Issuer will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 and November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Issuer at least ten (10) Business Days prior to the applicable payment date, the Issuer will make all payments on the Holder’s Securities in accordance with those instructions. Otherwise, payments on the Securities will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Securities.

3. Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Issuer issued the Securities under an Indenture dated as of May 5, 2014 (“Indenture”), among Century Communities, Inc., a Delaware Corporation (the “Issuer”), the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”), as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are general unsecured obligations of the Issuer. The Issuer shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.

5. Optional Redemption

Except as set forth below, the Issuer shall not be entitled to redeem the Securities.

Exh. B-4

On and after May 15, 2017, the Issuer shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2017	105.156%
2018	103.438%
2019	101.719%
2020 and thereafter	100.000%

In addition, at any time prior to May 15, 2017, the Issuer shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount not to exceed the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (with Securities held, directly or indirectly, by the Issuer or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption has been given within 90 days after the date of the related Equity Offering.

Prior to May 15, 2017, the Issuer shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6. Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

7. Notice of Redemption

Notice of redemption shall be sent by or on behalf of the Issuer by first class mail to each Holder’s registered address or in the case of Global Securities, delivered electronically in accordance with the procedures of the Depository, not less than 30 days nor more than 60 days before the redemption date to each Holder of Securities to be redeemed, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon the occurrence of a Change of Control, each Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

The Indenture provides that, under certain circumstances, the Issuer shall use the Excess Proceeds from Asset Sales to make an offer to all Holders to purchase Securities at an offer price in cash in an amount not less than 100% of the principal amount thereof, plus accrued and unpaid interest.

Exh. B-5

9. Guarantee

The payment by the Issuer of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

10. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Security to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

11. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee or Paying Agent for payment.

13. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities or the Security Guarantees may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class and (b) any existing default under, or compliance with any provision of, the Indenture may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class. Subject to certain exceptions set forth in the Indenture, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Security Guarantees or the Securities without notice to or consent of any Securityholder (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code; (iii) to provide for the assumption by a successor entity of the obligations of the Issuer or any Guarantor in accordance with Section 5.01 of the Indenture; (iv) to add any Guarantor with respect to the Securities, or to release any Guarantor from any of its obligations under its Security Guarantee or this Indenture, in each case, in accordance with the applicable provisions of the Indenture; (v) to make any change that would provide any additional rights or benefits (including the addition of collateral for the purpose of securing the Securities and the Security Guarantees) to the Holders of Securities or that does not adversely affect in any material respect the legal rights under the Indenture, the Securities or the Security Guarantees of any such Holder; (vi) to comply with applicable SEC rules and regulations or changes to applicable law; (vii) to conform the text of the Indenture, the Security Guarantees or the Securities to any provision of the “Description of Notes” section of the Final Offering Memorandum; (viii) to provide for the issuance of Additional Securities in compliance and in accordance with the limitations set forth in the Indenture; (ix) to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee or to comply with any requirements under the TIA; (x) to allow any Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities; or (xi) to comply with the rules of any applicable securities depository.

Exh. B-6

15. Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal or premium on the Securities at maturity, upon redemption, upon purchase, upon acceleration or otherwise; (c) failure by the Issuer to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuer or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $15.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $ 15.0 million; and (g) certain defaults with respect to Security Guarantees of the Issuer or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if it determines that withholding notice is in the interest of the Holders.

16. Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuer or any Restricted Subsidiary shall have any liability for any obligations of the Issuer under the Securities or the Indenture or of any Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.

18. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exh. B-7

The Issuer will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CENTURY COMMUNITIES, INC.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Attention: Dale Francescon

Exh. B-8

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                       agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:                      Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh. B-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

☐  Section 4.06                                              ☐  Section 4.09

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh. B-10

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

CENTURY COMMUNITIES, INC.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Attention: Dale Francescon

U.S. BANK NATIONAL ASSOCIATION

Global Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: K. Mitchell (Century Communities)

Re: Century Communities, Inc. 6.875% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of May 5, 2014 (the “Indenture”), among Century Communities, Inc., as issuer (the “Issuer”), the Guarantors from time to time party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                     , (the “Transferor”) owns and proposes to transfer the Securities or interest in such Securities specified in Annex A hereto, in the principal amount of $                     in such Securities or interests (the “Transfer”), to                                     (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Security or a Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act [and/,] (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act [and (iv) if the proposed transfer is being made prior to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act, as amended, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser)] and (v) if the proposed transfer is being made prior to the expiration of the Restricted Period under Regulation S, the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Security and in the Indenture and the Securities Act.

Exh. C-1

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Transfer Restricted Security and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Transfer Restricted Security and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Transfer Restricted Security and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

Exh. C-2

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)        ☐    a beneficial interest in the:

(i)	☐ Rule 144A Global Security (CUSIP ), or

(ii)	☐ Regulation S Global Security (CUSIP ), or

(b)        ☐    a Restricted Definitive Security

2.          After the Transfer the Transferee will hold:

[CHECK ONE]

(c)        ☐    a beneficial interest in the:

(i)	☐ Rule 144A Global Security (CUSIP ), or

(ii)	☐ Regulation S Global Security (CUSIP ), or

(iii)	☐ Unrestricted Global Security (CUSIP ); or

(d)        ☐    a Restricted Definitive Security; or

(e)        ☐    an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

Exh. C-3

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

CENTURY COMMUNITIES, INC.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Attention: Dale Francescon

U.S. BANK NATIONAL ASSOCIATION

Global Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: K. Mitchell (Century Communities)

Re: Century Communities, Inc. 6.9875% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of May 5, 2014 (the “Indenture”), among Century Communities, Inc., as issuer (the “Issuer”), the Guarantors from time to time party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Owner”) owns and proposes to exchange the Securities or interest in such Securities specified herein, in the principal amount of $                     in such Securities or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Securities for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exh. D-1

(d) ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Securities. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Security, ☐ Regulation S Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

Exh. D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 5, 2014 (the “Indenture”), among Century Communities, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as Trustee, (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Security Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTORS]

By:
Name: Title:

Exh. E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among (the                      “Guaranteeing Subsidiary”), a subsidiary of Century Communities, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 5, 2014 providing for the issuance of 6.875% Senior Notes due 2022 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Security Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the other Guarantors, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Security Guarantee on the terms and subject to the conditions set forth in the Security Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Security Guarantor, as such, will have any liability for any obligations of the Company or the Security Guarantors under the Securities, this Indenture, the Security Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Exh. F-1

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

8. RATIFICATION OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore and hereafter authenticated and delivered shall be bound hereby.

Exh. F-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     ,

[GUARANTEEING SUBSIDIARY]

By:
Name: Title:

CENTURY COMMUNITIES, INC.

By:
Name: Title:

[EXISTING GUARANTORS]

By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

Exh. F-3